EXHIBIT 10.2

NOTE AND SECURITY AMENDMENT AGREEMENT

THIS NOTE AND SECURITY AMENDMENT AGREEMENT (the “Agreement”) is made and entered into as of the 29th day of December, 2006, by and among Hydrogen Power, Inc. (f/k/a Equitex, Inc.), a Delaware corporation (“HPI”), FastFunds Financial Corporation (f/k/a Seven Ventures, Inc.), a Nevada corporation (“FastFunds”), Pandora Select Partners, L.P., a British Virgin Islands limited partnership (“Pandora”), and Whitebox Hedged High Yield Partners, L.P., a British Virgin Islands limited partnership (“Whitebox” together with Pandora, the “Secured Parties”).

R E C I T A L S :

WHEREAS, on March 8, 2004, HPI and Secured Parties entered into a Purchase Agreement (the “March 2004 Purchase Agreement”) pursuant to which Pandora and Whitebox loaned $3,000,000 and $2,000,000, respectively, to HPI documented by a revised set of Convertible Secured Promissory Notes of the same date issued on June 4, 2004, as amended pursuant to an Amendment to Secured Convertible Promissory Notes dated September 15, 2005 (such notes, as so revised and amended, being the “March 2004 HPI Notes”);

WHEREAS, on September 15, 2005, HPI and Secured Parties entered into a second Purchase Agreement (the “September 2005 Purchase Agreement”) pursuant to which Pandora and Whitebox loaned an additional $900,000 and $600,000, respectively, to HPI documented by Secured Convertible Promissory Notes of the same date (the “September 2005 HPI Notes”);

WHEREAS, on September 15, 2005, HPI and Secured Parties entered into an Amended Security Agreement (the “Amended HPI Security Agreement”) pursuant to which HPI reconfirmed the pledge of all of its assets to secure, among other matters, the repayment of the March 2004 HPI Notes and the September 2005 HPI Notes;

WHEREAS, on September 15, 2005, HPI and Secured Parties entered into a Stock Pledge Agreement (the “Stock Pledge Agreement”) pursuant to which HPI pledged 7,700,000 shares of FastFunds Common Stock owned by HPI to Secured Parties as additional collateral to secure, among other matters, the payment and performance of all obligations under the Amended HPI Security Agreement;

WHEREAS, on March 8, 2004, Chex Services, Inc., a Minnesota corporation formerly a subsidiary of HPI and now a subsidiary of FastFunds (“Chex”), and Secured Parties entered into a Guaranty Agreement (the “Chex Guaranty Agreement”) and a Chex Guaranty Security Agreement (the “Chex Guaranty Security Agreement”) pursuant to which Chex guaranteed HPI’s payment and performance obligations related to the March 2004 HPI Notes;

WHEREAS, in connection with a Redemption, Stock Sale and Release Agreement of this date between HPI and FastFunds, a copy of which is attached as Exhibit A hereto (the “Redemption Agreement”), HPI has requested that Secured Parties enter into a Consent and Release Agreement of this date, a copy of which is attached as Exhibit B hereto (the “Consent and Release Agreement”); and

WHEREAS, as a condition of entering into the Consent and Release Agreement, the Secured Parties require HPI and FastFunds to enter into this Agreement; NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1. Amendment of the March 2004 HPI Notes. Each of the March 2004 HPI Notes is further amended as follows:

(a) Interest (Section 2 of the March 2004 HPI Notes). From and after the date of this Agreement, the 7% per annum interest rate in Section 2 of each of the March 2004 HPI Notes is increased to 10% per annum, and the 10% per annum interest rate upon an event of default is increased to 13% per annum.

(b) Payment (Section 3 of the March 2004 HPI Notes).

(i) Pandora Note. On January 8, 2007, HPI shall pay $86,066.57 as amortized principal and interest. Commencing on February 8, 2007, and on the 8th day of each of the following 10 months, the amortized principal and interest payable by HPI is $89,344.81 (which increased amount constitutes the new “Monthly Scheduled Payment” on the Pandora note).

(ii) Whitebox Note. On January 8, 2007, HPI shall pay $57,367.46 as amortized principal and interest. Commencing on February 8, 2007, and on the 8th day of each of the following 10 months, the amortized principal and interest payable by HPI is $59,552.56 (which increased amount constitutes the new “Monthly Scheduled Payment” on the Whitebox note).

(c) Default (Section 9 of the March 2004 HPI Notes).

(i) Cash Balance Reporting.

(A) Section 9(a)(vii) is amended to read as follows:

(vii) The Maker fails at any time (whether or not such failure is timely reported to Payee as provided by subsection (viii) below) to maintain a cash balance as compared to the balance of principal and interest due under the Convertible Secured Notes in a ratio equal to at least 1.4 to 1.

(B) A new Section 9(a)(viii) is added, to read as follows:

(viii) The Maker fails to deliver to Payee, not later than the 1st day of each month (starting with January 1, 2007) and the 15th of each month (starting with January 15, 2007), a statement signed by the Maker’s Chief Executive Officer certifying that, as of the date of such statement, the Maker is in compliance with the cash balance requirement described in subsection (vii) above; or if, at any time, Maker is not in compliance with subsection (vii) above, the Maker fails to deliver to Payee, not later than the first business day after such non-compliance, a statement signed by the Maker’s Chief Executive Officer certifying such non-compliance.

(ii) Other Covenants. New Sections 9(a)(ix) and (x) are added, to read as follows:

(ix) The Maker shall be in material default of any term, provision or agreement of any of (A) the Convertible Secured Notes including, without limitation, Section 6 thereunder, (B) the Purchase Agreement dated September 15, 2005, by and among Maker, Pandora Select Partners, L.P. (“Pandora”) and Whitebox Hedged High Yield Partners, L.P. (“WHHY”), (C) the Stock Pledge Agreement dated September 15, 2005, by and among Maker, Pandora and WHHY, (D) the Registration Rights Agreements dated March 8, 2004 and September 15, 2005 by and among Maker, Pandora and WHHY, (E) the Guaranty Agreement dated March 8, 2004, by and among Chex Services, Inc. (“Chex”), Pandora and WHHY, (F) the Chex Guarantee Security Agreement dated March 8, 2004, by and among Chex, Pandora and WHHY, (G) the warrants to purchase shares of Common Stock issued or issuable from time to time to Pandora and WHHY or (H) the Note and Security Amendment Agreement dated December 27, 2006, by and among Maker, FastFunds Financial Corporation, Pandora and WHHY.

(x) Wayne W. Mills shall be in default of any term, provision or agreement contained in his Guaranty of this date and such default is not cured within ten (10) days after written notice from Payee.

(iii) Confession of Judgment. New Section 9(e) is added, to read as follows:

(e) Upon any event of default, and in addition to Payee’s other rights, Payee may confess judgment on Maker’s behalf (as Maker’s attorney-in-fact) for all amounts due under this Note (including costs of collection) pursuant to the terms of the Confession of Judgment dated December 27, 2006.

2. Reconfirmations; Delivery of FastFunds Stock Certificate. By its signature below, FastFunds (as successor in interest to Chex) reconfirms its obligations under the Chex Guaranty Agreement and the Chex Guaranty Security Agreement. Without limiting the foregoing, FastFunds and HPI reconfirm that, despite the Redemption Agreement and the Consent and Release Agreement, Secured Parties maintain a first priority security interest in all of HPI and FastFunds (and their current and future subsidiaries’) respective assets to secure repayment of the March 2004 HPI Notes. Upon consummation of the

FastFunds stock redemption contemplated by the Redemption Agreement, HPI and FastFunds will promptly deliver to Secured Parties the original certificate (along with a stock power endorsed in blank by HPI) representing the 3,500,000 shares of FastFunds Common Stock owned by HPI thereafter. The execution and delivery of this Agreement also does not affect Secured Parties’ rights as so preserved in the Consent and Release Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

Hydrogen Power, Inc.	FastFunds Financial Corporation

By /s/ Henry Fong	By
Its Chief Executive Officer	Its

Pandora Select Partners, L.P.	Whitebox Hedged High Yield Partners, L.P.

By	By
Its	Its

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